Exhibit 99.3
EVERGREEN SOLAR, INC.

Pursuant to the
Offers to Exchange
up to $100,000,000 Aggregate Principal Amount of its
4.0% Convertible Subordinated Additional Cash Notes due 2020
for up to $200,000,000 Aggregate Principal Amount of its
4.0% Senior Convertible Notes due 2013
(CUSIP No. 30033RAC2)
and
up to $165,000,000 Aggregate Principal Amount of its
7.5% Convertible Senior Notes due 2017
for up to $165,000,000 Aggregate Principal Amount
of its 13.0% Convertible Senior Secured Notes due 2015
(CUSIP No. 30033RAD0)
and
Consent Solicitation

THE EXCHANGE OFFERS AND CONSENT SOLICITATION AND WITHDRAWAL AND REVOCATION RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [ • ], [ • ], 2011, UNLESS THE EXCHANGE OFFERS ARE EXTENDED.

[ • ], 2011

To Our Clients:

Enclosed for your consideration is a prospectus, dated December [ • ], 2010 (as amended or supplemented from time to time, the “Prospectus”) of Evergreen Solar, Inc. (the “Company”), and the related Letter of Transmittal and Consent (as amended or supplemented from time to time, the “Letter of Transmittal and Consent”) and the other related offering documents, which together describe (a) the offers of the Company to exchange (1) an aggregate principal amount of up to $100,000,000 of its new 4.0% Convertible Subordinated Additional Cash Notes due 2020 (the “New 4% Notes”) for an aggregate principal amount of up to $200,000,000 of its outstanding 4.0% Senior Convertible Notes due 2013 (CUSIP No. 30033RAC2) (the “Existing 4% Notes”) and (2) an aggregate principal amount of up to $165,000,000 of its new 7.5% Convertible Senior Notes due 2017 (the “New 7.5% Notes,” and collectively with the New 4% Notes, the “New Notes”) for an aggregate principal amount of up to $165,000,000 of its outstanding 13.0% Convertible Senior Secured Notes due 2015 (CUSIP No. 30033RAD0) (the “Existing 13% Notes,” and collectively with the Existing 4% Notes, the “Existing Notes”) and (b) soliciting consents (the “Consent Solicitation”) to amend the indenture governing the Existing 13% Notes upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal and Consent. The exchange offer relating to the Existing 4% Notes is referred to as the “4% Exchange Offer,” the exchange offer relating to the Existing 13% Notes is referred to as the “13% Exchange Offer,” and they are collectively referred to as the “Exchange Offers.”

The 4% Exchange Offer is being conducted as a modified “Dutch auction”, as described in the Prospectus, pursuant to which holders of Existing 4% Notes will have the opportunity to specify an exchange ratio at which they would be willing to exchange Existing 4% Notes for New 4% Notes (the “Exchange Ratio”). Holders must submit tenders in the range from $425 principal amount (the “4% Minimum Exchange Ratio”) to $500 principal amount of New 4% Notes that would be issued for each $1,000 principal amount of Existing 4% Notes surrendered for exchange by each Holder. If the 4% Clearing Exchange Ratio, as defined below, is $425, the Company will issue $85,000,000 aggregate principal amount of New 4% Notes, and if the 4% Clearing Exchange Ratio is $500, the Company will issue $100,000,000 aggregate principal amount of New 4% Notes, in each case assuming that $200,000,000 principal amount of Existing 4% Notes are tendered.

The Company will accept Existing 4% Notes tendered beginning with the 4% Minimum Exchange Ratio and continuing in order of increasing increments of $2.50 in New 4% Notes per $1,000 principal amount of Existing 4% Notes, until the aggregate principal amount of accepted Existing 4% Notes tendered equals $200,000,000, including any subsequent increase in such amount (the “4% Maximum Amount”). The highest Exchange Ratio specified with respect to Existing 4% Notes accepted for exchange in this process is referred to as the “4% Clearing Exchange Ratio.” If the aggregate principal amount of Existing 4% Notes tendered in the 4% Exchange Offer exceeds the 4% Maximum Amount, all Existing 4% Notes tendered at or below the 4% Clearing Exchange Ratio will be accepted on a pro rata basis up to the 4% Maximum Amount, and Existing 4% Notes tendered above the 4% Clearing Exchange Ratio will be rejected. If the aggregate principal amount of Existing 4% Notes tendered in the 4% Exchange Offer is less than the 4% Maximum Amount, the Company will accept all Existing 4% Notes tendered, and the highest Exchange Ratio specified with respect to any Existing 4% Notes tendered will be the 4% Clearing Exchange Ratio. All Existing 4% Notes tendered that the Company accepts will be exchanged for New 4% Notes based on the same 4% Clearing Exchange Ratio. The Company reserves the right, but is not obligated, to increase the 4% Maximum Amount. The description of the Exchange Offers and Consent Solicitation in this letter is only a summary and is qualified in its entirety by all of the terms and conditions of the Exchange Offers and Consent Solicitation set forth in the Prospectus and the Letter of Transmittal and Consent.

All Existing 4% Notes acquired in the 4% Exchange Offer will be acquired at the 4% Clearing Exchange Ratio, including those Existing 4% Notes tendered below the 4% Clearing Exchange Ratio. Only Existing 4% Notes validly tendered at or below the 4% Clearing Exchange Ratio, and not properly withdrawn, will be exchanged. However, due to the proration provisions described in the Prospectus, the Company may not exchange all of the Existing 4% Notes tendered at or below the 4% Clearing Exchange Ratio if more than the 4% Maximum Amount are validly tendered and not properly withdrawn at or below the 4% Clearing Exchange Ratio. Any principal amount of Existing 4% Notes tendered but not exchanged pursuant to the 4% Exchange Offer that was rejected pursuant to the modified “Dutch auction” procedures and Existing 4% Notes not exchanged because of proration, will be returned to the tendering holders at the Company’s expense promptly after the expiration or termination of the 4% Exchange Offer.

In exchange for each $1,000 principal amount of Existing 13% Notes that is tendered and accepted, holders of Existing 13% Notes will receive $1,000 principal amount of New 7.5% Notes.

As part of the 13% Exchange Offer, the Company is soliciting the consent of Holders of the requisite principal amount outstanding of the Existing 13% Notes necessary to amend certain terms and conditions of the indenture governing the Existing 13% Notes. For a description of the proposed amendments to the indenture governing the Existing 13% Notes, see “Description of the Proposed Amendments” in the Prospectus. Holders of Existing 13% Notes may not deliver consents to the proposed amendments without tendering their Existing 13% Notes for exchange in the 13% Exchange Offer, nor may they tender their Existing 13% Notes in the 13% Exchange Offer without also delivering their consents to the proposed amendments. In connection with a valid tender of Existing 13% Notes, the completion, execution and delivery of the accompanying Letter of Transmittal and Consent by a Holder of Existing 13% Notes, or the electronic transmittal through The Depository Trust Company’s, or DTC, Automated Tender Offer Program system, or ATOP, which binds Holders of Existing 13% Notes to the terms and conditions described in the Prospectus and set forth in the Letter of Transmittal and Consent, will constitute the delivery of consents with respect to the tendered notes.

The Company’s obligation to consummate the Exchange Offers and Consent Solicitation is conditioned upon, among other things, the effectiveness of the registration statement of which the Prospectus forms a part, the approval by stockholders at a special meeting of certain of the transactions contemplated by the Company’s recapitalization plan, including the Exchange Offers, and, with respect to the 13% Exchange Offer, the Company’s receipt of valid tenders, not validly withdrawn, of at least $123,750,000 in aggregate principal amount of Existing 13% Notes. The Consent Solicitation and the 13% Exchange Offer are further conditioned upon the Company’s receipt of valid consents, not validly revoked, from holders of at least seventy-five percent, or $123,750,000, in aggregate principal amount of Existing 13% Notes, which is the consent required to effect all of the proposed amendments to the indenture governing the Existing

13% Notes (the “Minimum Consent Condition”). The 4% Exchange Offer is not conditioned on the consummation of the 13% Exchange Offer or the Minimum Consent Condition and the Company may complete the 4% Exchange Offer without completing the 13% Exchange Offer or receiving such consents. The 13% Exchange Offer is not conditioned on the consummation of the 4% Exchange Offer and the Company may complete the 13% Exchange Offer without completing the 4% Exchange Offer. Subject to applicable law, the Company may terminate or withdraw either Exchange Offer or the Consent Solicitation if any of the conditions are not satisfied or, if such condition is waivable by the Company, waived by the Expiration Date. The Company may also extend either Exchange Offer and the Consent Solicitation from time to time until the conditions are satisfied or waived. Although the Company has no present plans or arrangements to do so, it reserves the right to amend, modify or waive, at any time, the terms and conditions of the Exchange Offers and Consent Solicitation (other than the registration conditions, the Minimum Consent Condition and the condition relating to receipt of stockholder approval at the Company’s special meeting required under Nasdaq rules (the “Nasdaq Stockholder Approval Condition”)), subject to applicable law. The Company will give you notice of any amendments, modifications or waivers as and if required by applicable law. See “Description of the Exchange Offers and Consent Solicitation — Conditions to the Exchange Offers and Consent Solicitation” of the Prospectus.

We are the owner of record of Existing Notes held for your account. As such, we are the only ones who can tender your Existing Notes and deliver the related consents, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL AND CONSENT FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER EXISTING NOTES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Existing Notes we hold for your account and whether to deliver related consents on the terms and subject to the conditions of the Exchange Offers and Consent Solicitation. Please note the following:

1. You should read carefully the Prospectus, the Letter of Transmittal and Consent and other related offering documents provided before instructing us to tender your Existing Notes, specifying any Exchange Ratio in respect thereof, and the order of tender in the case of proration, if desired.

2. If you desire to tender any Existing Notes and deliver any consents pursuant to the Exchange Offers and Consent Solicitation and, with respect to the Existing 4% Notes, receive the New 4% Notes at the 4% Clearing Exchange Ratio, we must receive your instructions in ample time to permit us to effect a tender of Existing Notes on your behalf on or prior to the Expiration Date.

3. The Company’s obligation to deliver the New 4% Notes for tendered Existing 4% Notes at the 4% Clearing Exchange Ratio and to exchange the New 7.5% Notes for the tendered Existing 13% Notes is subject to satisfaction of certain conditions set forth in “Description of the Exchange Offers and Consent Solicitation — Conditions to the Exchange Offers and Consent” of the Prospectus.

4. Please be sure to specify the Exchange Ratio within the range from $425 principal amount to $500 principal amount of New 4% Notes that would be issued for each $1,000 principal amount of Existing 4% Notes surrendered for exchange by each Holder, if any, of any Existing 4% Notes being tendered. Alternatively, if you wish to maximize the chance that the Company will exchange your Existing 4% Notes, you should refrain from specifying an Exchange Ratio, in which case, you will accept the 4% Clearing Exchange Ratio. You should understand that not specifying an Exchange Ratio at which your Existing 4% Notes are being tendered may have the effect of lowering the Exchange Ratio for Existing 4% Notes in the 4% Exchange Offer and could result in your Existing 4% Notes being exchanged at the 4% Minimum Exchange Ratio.

If you wish to tender any or all of your Existing 4% Notes and to specify the Exchange Ratio within the range from $425 principal amount to $500 principal amount of New 4% Notes that would be issued for each $1,000 principal amount of Existing 4% Notes surrendered for exchange by each Holder (or, alternatively, to refrain from specifying an Exchange Ratio, in which case, you will accept the 4% Clearing Exchange Ratio) pursuant to the 4% Exchange Offer, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form.

Holders of Existing 13% Notes may not deliver consents to the proposed indenture amendments without tendering their Existing 13% Notes for exchange in the 13% Exchange Offer, nor may they tender their Existing 13% Notes in the 13% Exchange Offer without also delivering their consents to the proposed indenture amendments. For a description of the proposed amendments to the indenture governing the Existing 13% Notes, see “Description of the Proposed

Amendments” in the Prospectus. If you wish to tender any or all of your Existing 13% Notes and deliver the related consents pursuant to the 13% Exchange Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form.

The accompanying Letter of Transmittal and Consent is for your information only; you may not use it to tender Existing Notes we hold for your account.

THE EXCHANGE OFFERS AND CONSENT SOLICITATION ARE BEING MADE SOLELY PURSUANT TO THE PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL AND CONSENT AND ARE BEING MADE TO ALL HOLDERS. HOWEVER, IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFERS AND CONSENT SOLICITATION OR THE TENDER OF EXISTING NOTES PURSUANT TO THE EXCHANGE OFFERS AND CONSENT SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION, AND AFTER MAKING A GOOD FAITH EFFORT THE COMPANY CANNOT COMPLY WITH ANY SUCH LAW, THE EXCHANGE OFFERS AND CONSENT SOLICITATION WILL NOT BE MADE TO THE HOLDERS RESIDING IN THAT JURISDICTION.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offers and Consent Solicitation by the Company with respect to the Existing Notes.

This will instruct you to tender the principal amount of the Existing Notes indicated below and, with respect to the Existing 4% Notes, at the Exchange Ratio (if any) specified below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal and Consent.

EXISTING 4% NOTES TENDERED
Principal Amount of New 4% Notes per $1,000
Principal Amount of Existing 4% Notes in
Principal Amount of	Increments of $2.50 (not less than $425 or
Notes Tendered*	greater than $500)**

Indicate in this box the order (by certificate number) in which Existing 4% Notes are to be exchanged in the event of proration. If you do not designate an order, in the event less than all Existing 4% Notes tendered are exchanged due to proration, Existing 4% Notes will be selected for exchange by the Exchange Agent. Attach additional signed list if necessary.

1st: 2nd: 3rd:

EXISTING 13% NOTES TENDERED AND IN RESPECT OF WHICH A CONSENT IS GIVEN

Principal Amount of Notes Tendered*

* Unless otherwise indicated, it will be assumed that the entire aggregate principal amount of Notes held by us for your account is being tendered.
** The Exchange Ratio must be in multiples of $2.50 per $1,000 principal amount, and not less than $425 or greater than $500 in accordance with the terms of the 4% Exchange Offer. Alternatively, if the holder wishes to maximize the chance that the Company will exchange such holder’s Existing 4% Notes, the holder should refrain from specifying the Exchange Ratio at which the holder is tendering, in which case, the holder will accept the 4% Clearing Exchange Ratio selected by the Company in the 4% Exchange Offer. Each holder of Existing Notes should understand that not specifying the Exchange Ratio may have the effect of lowering the 4% Clearing Exchange Ratio and could result in a holder’s Existing 4% Notes being exchanged at the 4% Minimum Exchange Ratio.

The method of delivery of this document is at the election and risk of the tendering Holder of Existing Notes. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE EXCHANGE OFFERS AND CONSENT SOLICITATION. HOWEVER, NEITHER THE COMPANY, NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE DEALER MANAGER AND SOLICITATION AGENT, THE INFORMATION AGENT OR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR EXISTING NOTES OR DELIVER OR REFRAIN FROM DELIVERING RELATED CONSENTS OR AS TO THE EXCHANGE RATIO AT WHICH ANY HOLDER MAY CHOOSE TO TENDER EXISTING 4% NOTES. NEITHER THE COMPANY, NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE DEALER MANAGER AND SOLICITATION AGENT, THE INFORMATION AGENT OR THE EXCHANGE AGENT HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE EXCHANGE OFFERS AND CONSENT SOLICITATION.

HOLDERS SHOULD CAREFULLY EVALUATE ALL INFORMATION IN THE PROSPECTUS, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS ABOUT WHETHER TO TENDER EXISTING NOTES AND DELIVER CONSENTS AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF EXISTING NOTES TO TENDER AND THE EXCHANGE RATIO AT WHICH TO TENDER EXISTING 4% NOTES.

PLEASE COMPLETE AND SIGN HERE

Signature(s):

Name(s) (Please Print):

Street Address:

City, State, Zip Code:

Area Code and Telephone No.:

Tax Identification or Social Security No.:

My Account Number With You:

Date: